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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Analysts International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANALYSTS INTERNATIONAL

2010

Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 25, 2010

Notice is hereby given to the holders of the shares of Common Stock of Analysts International Corporation that the Annual Meeting of Shareholders of the Company will be held at the Bloomington Sheraton Hotel, 7800 Normandale Boulevard, Minneapolis, Minnesota 55439, on Tuesday, May 25, 2010 at 9:00 a.m. Central Daylight Time, to consider and act upon the following matters:

  1.
  To elect seven members to the Board of Directors;

  2.
  To amend Section 1 of Article III of the Company's By-Laws to change the minimum number of directors, to a range of between five and nine, and to allow the Board of Directors to increase or decrease the number of directors within that range.

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm to examine the Company's accounts for the fiscal year ending January 1, 2011; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 5, 2010 will be entitled to vote at the Annual Meeting or any postponement or adjournments of the meeting.

You are cordially invited to attend the Annual Meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy card in the envelope provided, or vote your shares over the Internet or telephone by following the instructions on the enclosed proxy card. You may obtain assistance with directions to the Annual Meeting in order to vote in person by calling Bruce Feld at 952-838-2906.

                      By the Order of the Board of Directors

                      Robert E. Woods
                       Secretary

April 26, 2010 (approximate date of mailing)
Edina, Minnesota

IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2010

THE PROXY STATEMENT, FORM OF PROXY,
NOTICE OF MEETING AND ANNUAL REPORT
TO THE SHAREHOLDERS ARE AVAILABLE FREE
OF CHARGE AT: https://materials.proxyvote.com/032681

Annual Meeting of Shareholders
May 25, 2010

 PROXY STATEMENT

GENERAL INFORMATION

Outstanding Shares and Voting Rights

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form, for use at the 2010 Annual Meeting of Shareholders of the Company on May 25, 2010, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Shares will be voted in the manner directed by the shareholders through their proxies, Internet voting or telephone voting. As of the record date, April 5, 2010, there were 4,985,015 shares of common stock outstanding and entitled to be voted. Each share is entitled to one vote. Cumulative voting is not permitted.

Proxy cards that are signed by shareholders but lack any such specification will be voted in favor of the proposals as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or (b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a previously submitted proxy should be sent to Analysts International Corporation, 3601 West 76th Street, Edina, Minnesota 55435, Attention: Robert E. Woods, Secretary.

Alternatively, in lieu of returning signed proxy cards, shareholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The proxy card covers the number of shares to be voted, including any shares held for those who own shares of common stock through the Analysts International Savings and Investment Plan.

The proxy card also serves as a voting instruction to the Trustee of the Analysts International Savings and Investment Plan for shares held in the Plan as of the record date, provided that instructions are furnished over the Internet or by telephone by 1:00 a.m. Central Daylight Time on May 25, 2010, or that the card is signed, returned, and received by the Trustee no later than the close of business on May 24, 2010. If instructions are not received over the Internet or by telephone by 1:00 a.m. Central Daylight Time on May 25, 2010, or if the signed proxy card is not returned and received by the close of business on May 24, 2010, the shares in the Plan will be voted by the Trustee in proportion to the shares for which the Trustee receives timely voting instructions.

Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directors. The affirmative vote of a majority of the common shares present and entitled to vote at the meeting is required for approval of amendments to the Company's Bylaws addressing the required minimum number of directors serving on the Board and the ratification of the appointment of auditors.

All shares voted by proxy, including abstentions, will be counted in determining whether a quorum is present at the meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Pursuant to recent amendments to the New York Stock Exchange ("NYSE") rules, beginning this year brokers will not have discretion to vote shares on the election of directors. This NYSE rule governs all brokers. Consequently, this amendment affects all public companies that have shares held in "street name," not just NYSE-listed companies. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees.

Solicitation of Proxies

Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King, 48 Wall Street, 22nd Floor, New York, NY 10005 to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $12,500 plus out-of-pocket expenses.

CORPORATE GOVERNANCE

The business and affairs of the Company are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company's business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees, among other activities. The corporate governance practices that the Company follows are summarized below.

Director Independence and Board Meetings, Independent Board Committees and Committee Meetings, Other Corporate Governance Matters

Director Independence

  Majority Independent Board

The Company's Board of Directors currently is comprised of a total of seven members. Five of the members of the current Board are "independent" as defined by the listing standards of The Nasdaq Global Market. Nasdaq's definition of "independence" includes a requirement that our Board also review the relationships concerning independence of each new director on a subjective basis. In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board's opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and by us with regard to each director's business and personal activities as they may relate to our business and our management.

Each of our directors, other than Andrew K. Borgstrom, our President and Chief Executive Officer and Robert E. Woods, our Secretary, qualifies as "independent" in accordance with the listing standards of The Nasdaq Global Market. Mr. Borgstrom is precluded from being considered independent because he is an executive officer of the Company and Mr. Woods is precluded from being considered independent because he has received compensation from the Company in excess of $120,000 during the 12-month period preceding the date on which this Proxy Statement was mailed. The current independent directors are: Brigid A. Bonner, Krzysztof K. Burhardt, Joseph T. Dunsmore, Galen G. Johnson and Douglas C. Neve.

  Nominee Independence

Five of the nominees proposed for election herein are "independent" as defined by the listing standards of The Nasdaq Global Market (as noted above, Mr. Borgstrom and Mr. Woods are not independent).

Board Meetings

  Board Meetings

During the 2009 fiscal year, the Board of Directors held seven regular meetings and three special meetings. The Board of Directors also took three written actions without meeting during the fiscal year. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which such director served.

  Executive Sessions

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled Board meetings, but in no event less than two times per year.

Independent Audit, Compensation and Nominating and Governance Committees

The Company has standing audit, compensation and nominating and governance committees.

Audit Committee

The members of the Audit Committee are: Douglas C. Neve (Chair), Brigid A. Bonner and Galen G. Johnson. All of the members of the Audit Committee are "independent" as defined by the listing standards of The Nasdaq Global Market and meet the definition of "independence" in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Committee held seven regular meetings during the past fiscal year, and Committee members consulted with one another on Committee matters between meetings. The Committee's purpose, as stated in its charter, is to oversee the majority of the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities.

  Audit Committee Duties and Responsibilities

The Committee's responsibilities include: (i) appointment, retention, compensation, evaluation, termination and oversight of the Company's independent registered public accounting firm, including resolution of disagreements between management and the independent auditors regarding financial reporting; (ii) review and approval of the overall scope, plans and staffing of the annual audit as proposed by the independent registered public accounting firm; (iii) review of the results of the annual audit and quarterly reviews conducted by the independent registered public accounting firm; (iv) discussions with the independent auditors of critical accounting policies and procedures used by the Company; (v) review and pre-approval of non-audit services to be rendered by the Company's independent registered public accounting firm; (vi) maintaining a system for anonymous reporting of accounting irregularities; (vii) review and discussion with management and the independent auditors of the Company's financial statements and other financial information to be included in the Company's public filings or otherwise disclosed; (viii) review of and consideration of recommendations of the independent registered public accounting firm regarding the Company's system of internal accounting controls and financial reporting; (ix) review and oversight of the Company's related-party policy and approval of related-party transactions, if any; and (x) annual review of the Committee's performance.

The Committee's responsibilities also include (a) conducting executive sessions with the external auditors, management, the Chief Financial Officer and internal audit staff as necessary; (b) reviewing and evaluating the performance of the external auditors and discharging them if necessary; and (c) discussing with management and the independent auditors, prior to filing thereof, the Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and the Company's annual proxy statement. The Company's independent registered public accounting firm always has direct access to Audit

Committee members. The Committee is required to prepare and present an annual report to the Board as called for in the Committee's Charter. This Proxy Statement provides further information about the Audit Committee under the caption "Report of the Audit Committee."

The Audit Committee Charter, previously adopted and amended by the Company's Board of Directors on November 4, 2009, further describes the role of the Audit Committee in overseeing the Company's financial reporting process. The Charter is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Audit Committee Financial Expert

The Board of Directors has determined that Messrs. Neve and Johnson are "audit committee financial experts" as defined by the Securities and Exchange Commission. Each of them possesses: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements with a breadth and level of complexity commensurate with those presented by the Company's financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Compensation Committee

The members of the Compensation Committee are: Galen G. Johnson (Chair), Krzysztof K. Burhardt and Joseph T. Dunsmore. All of the members of the Compensation Committee are "independent" as defined by the listing standards of The Nasdaq Global Market. The Committee held five regular meetings and took action on stock option grants at regular Board or committee meetings. The Committee took action without meeting twice during the fiscal year. Committee members also consulted with one another on Committee matters during the year.

A copy of the Compensation Committee Charter, previously adopted and amended by the Company's Board of Directors on February 24, 2010, further describes the role of Committee. The Charter is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Compensation Committee Duties and Responsibilities

The Compensation Committee is responsible for: (i) an annual recommendation of a suitable, high-level compensation and benefits strategy to the Board of Directors; (ii) periodic evaluation and review with management of the Company's compensation philosophy; (iii) annual review and approval of corporate goals and objectives, in consultation with other independent members of the Board of Directors, relevant to the compensation program for and performance of our Chief Executive Officer; (iv) setting the Chief Executive Officer's compensation in alignment with the annual review and approval of CEO goals and objectives; (v) annual review and approval of total compensation for the executive officers of the Company; (vi) recommending to the Board of Directors submission of all new equity-based incentive plans to the Company's shareholders; (vii) granting options under the Company's equity-based incentive plans; (viii) to the extent required by SEC rules and regulations, reviewing and discussing a Compensation Discussion and Analysis, if any, to be included in the Company's proxy statement or Annual Report on Form 10-K; (ix) periodic review of director compensation levels; (x) approval of any settlement of employment-related lawsuits exceeding $100,000; and (xi) annual performance evaluation of the Committee. The charter of the Compensation Committee does not provide for delegation of its authority.

  Outside Compensation Consultants

Early in fiscal year 2009, the Committee directly engaged the services of Towers Perrin, a global consulting firm, to evaluate the Company's management incentive strategies and determine the market competitiveness of compensation levels of the Company's executives and other management personnel. The Committee also reviewed the market competitiveness of the Board of Directors compensation levels. The Company did not engage Towers Perrin for any other services during fiscal year 2009.

In late 2009, the Committee directly engaged the services of RSM McGladrey, a national public accounting and consulting firm, to update the comparison compensation of benchmark public companies and to review the total compensation levels (defined as base salary, short term incentive and long term incentive) of the Company's officers and other employees directly reporting to the CEO. The Company did not engage RSM McGladrey for any other services during fiscal year 2009.

  Compensation Philosophy

As an IT services company, we operate in a highly competitive industry. Attracting, retaining and motivating talented executives who will drive our marketplace success is a critical component of our ongoing financial performance. Because of this, our Committee believes that our compensation program should be designed with a dual purpose: to provide a level of total compensation required to attract and retain talented and experienced key executives and to provide rewards to motivate individual performance in a manner designed for us to achieve long-term success and earnings growth. Specifically, the Committee seeks to:

•
Provide a total compensation package comprised of base salary and performance-based annual and long-term incentives that are competitive with compensation packages and practices of those peer group companies with which we compete for talent, as well as IT services companies in general;

•
Condition a significant portion of executive compensation upon the achievement of our pre-established financial objectives and, if specified by the Committee, upon an executive's individual contribution to the accomplishment of those objectives;

•
Align executive compensation with the long-term financial performance of the Company and the interests of our shareholders by providing long-term compensation through stock incentives; and

•
Continue to focus on good corporate governance procedures in the establishment of compensation packages and allocation of compensation to employees.

  Setting Executive Compensation; Role of Executive Officers

In making decisions with respect to each element of executive compensation, the Committee takes into consideration the impact of the total value of the compensation elements for each executive and all executives as a group with the assistance of compensation consultants as the Committee deems necessary. The Committee from time to time examines the compensation practices of our peer companies representing companies with which we believe we compete in recruiting executive talent. In addition to reviewing compensation levels against those of our peers, our Committee has considered or may consider compensation data from other sources such as proprietary compensation surveys of our compensation consultant, surveys of other human resources consulting firms, information from our internal human resources personnel and other publicly available data.

The Committee meets both in executive session and with the Chief Executive Officer to deliberate and act on compensation matters. In making its compensation decisions, the Committee will consider the input and recommendations from its Chief Executive Officer and the Company's human resources department concerning compensation matters of the Chief Executive Officer as well as other officers, including base salary, cash incentives, stock option and restricted stock awards and severance and change in control arrangements. The Chief Executive Officer may not be present during deliberations or voting relating to his or her compensation.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Brigid A. Bonner (Chair), Krzysztof K. Burhardt and Joseph T. Dunsmore. All of the members of the Nominating and Governance Committee are "independent" as defined by the listing standards of The Nasdaq Global Market. The Committee held four regular meetings during the fiscal year and took no action without meeting during the fiscal year. Committee members consulted with one another on Committee matters throughout the year.

  Nominating and Governance Committee Duties and Responsibilities

The Committee is responsible for: (i) identifying and evaluating individuals qualified to serve on the Board of Directors or to fill open positions and periodically reviewing each incumbent director and new director candidates; (ii) developing and recommending criteria for service on the Board and reviewing the skills composition of members of and candidates for the Board of Directors; (iii) making annual recommendations of individuals for election at the Company's annual meeting or to be added to the Board at other times as necessary; (iv) recommending to the Board of Directors the compositions of the Board's committees and the members to chair the committees; (v) developing, reviewing and revising the Company's corporate governance standards, including size of the Board of Directors, codes of conduct and the orientation and continuing education of Board members; (vi) overseeing organization, membership and evaluation of Board committee members; (vii) requiring each committee and the Board of Directors as a whole to maintain an annual review process to evaluate their performance and overseeing the annual review of and reporting the results of such review to the Board of Directors; and (viii) conducting an annual self-assessment of the performance of the Committee.

A copy of the Nominating and Governance Committee Charter, which has been adopted by the Company's Board of Directors and further describes the role of Committee, is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Policies Concerning Nomination Process

The Nominating and Governance Committee believes that in general candidates for directors should have certain minimum qualifications, including possessing the ability to read and understand basic financial statements; being under 72 years of age (except those directors already serving on the Board prior to December 13, 2002); having experience with the Company's business and industry or experience in general business practices; having high moral character and mature judgment; being an independent thinker who is also able to work collegially with others; and not currently serving on more than four boards of public companies. The Nominating and Governance Committee reserves the right to modify these minimum qualifications from time to time.

The Nominating and Governance Committee will consider those candidates for nomination as a director recommended by shareholders, directors, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Committee considers the following factors: (i) the appropriate size and the diversity of the Company's Board of Directors; (ii) the needs of the Board with respect to the particular talents and experience of its directors; (iii) the knowledge, skills and experience of nominees, including experience in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; (iv) diversity among members of the Board in terms of knowledge, experience, skills, expertise and other demographics that contribute to the Board's diversity; (v) familiarity with domestic and international business matters; (vi) experience with accounting rules and practices; (vii) appreciation of the relationship between the Company's business and changes in the Company's industry and business in general; and (viii) the desire to balance the considerable benefit of board continuity with the periodic injection of the fresh perspective provided by new members. Other factors to be considered may include a history of supporting and instituting change in company culture, business processes, infrastructure or financials; experience with strategic planning; analytical skills; a history of achieving results and success as an executive; current connection to the business world, especially in geographic areas where the Company operates; and experience in the Company's industry, finance, marketing, management, technology, a public company or corporate transactions.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the person being recommended, the shareholder should include the recommended person's name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, particular experience, qualifications, attributes or skills that lead the shareholder to conclude that this person should serve as a director, disclosure of any involvement in legal proceedings bearing on the fitness of the candidate serve as a director, the number of shares beneficially owned by the recommended person, whether such person can read and understand basic financial statements, and any board membership current held or held during the past five years.

The Nominating and Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Analysts International Corporation
Attention: Secretary
3601 West 76th Street
Edina, MN 55435

Other Corporate Governance Matters

  Attendance at Annual Shareholders Meeting

The Company expects directors to attend the Annual Shareholders Meeting and has adopted a formal policy that all directors attend the Annual Meeting. The policy also provides that, in the event that a director is unable to attend the Annual Meeting, the director must send a written notice at least ten (10) days prior to such meeting, or as soon as practicable in the event of sudden or emergent circumstances. All but one of our Board members attended the 2009 Annual Shareholders Meeting.

  Code of Ethical Business Conduct and Code of Ethics for Senior Financial Executives

The Board of Directors has adopted a Code of Ethical Business Conduct that applies to all employees of the Company and a Code of Ethics for Senior Financial Executives (amended November 4, 2009) (collectively "Codes of Ethics"). The Codes of Ethics are publicly available free of charge in the Investor Relations section of the Company's website at www.analysts.com. If any substantive amendments to the Codes of Ethics are made or a waiver granted to the Company's executive officers, including any implicit waiver, from a provision of the Codes of Ethics, the Company will disclose the nature of such amendments or waiver on the Company's website at www.analysts.com or in a report on Form 8-K.

  Leadership Structure

Since 2003 the Company has had separate individuals serving as Chairman of the Board and as Chief Executive Officer. The CEO is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agenda for meetings of the Board of Directors and presides over meetings of the full Board. The Company believes this structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company's shareholders while recognizing the day-to-day management direction of the Company by its CEO, Andrew Borgstrom.

  Oversight of Risk Management

The Company is exposed to a number of risks and has developed a process that (a) ranks and prioritizes identified risks, (b) assigns senior executives ownership of specific areas of risk who are charged with creating risk management action plans, (c) implements and monitors risk mitigation action plans, and (d) encourages internal audit, the Board of Directors and senior executive management to select possible areas of internal audits based on identified risks.

The Board of Directors believes that analysis and management of business risks should be integrated into the Company's strategic plans, and in furtherance of that view the Company and the Board of Directors have initiated a process intended to identify enterprise-wide business risks and provide oversight of those risks. The Board bears overall responsibility for risk management while the Audit Committee is primarily responsible for oversight of risks involving financial and financial reporting matters.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company's risk management function in the areas of financial matters and financial reporting. In that regard, the CFO meets with the Audit Committee periodically to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise the Board of its discussions with the CFO regarding the Company's Risk Management efforts, and the CFO reports to the Board of Directors regularly to apprise the Board of the Company's ongoing risk management efforts.

  Communications with the Board

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors c/o Secretary, Analysts International Corporation, 3601 West 76th Street, Edina, MN 55435. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

  Certain Relationships and Related Party Transactions

The Securities and Exchange Commission has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties.

We did not, in fiscal year 2009, except as noted below, engage in any transaction, or series of similar transactions, nor do we have any currently proposed transaction, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the Company's average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest. During fiscal year 2009 the Company paid Mr. Woods (our Secretary and one of our directors) $130,000 in fees for providing legal services to the Company on an outsourced basis (as Senior Vice President, General Counsel and Secretary, Mr. Woods' total compensation during fiscal year 2009 as an employee, from January 1, 2009 through September 30, 2009, included $195,192.22 in base compensation, $315.00 in long term disability eligibility and $2,187.00 in group term life insurance). In addition, no officer, director or beneficial owner of 5% of our common stock has been indebted to us in fiscal year 2009.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company currently provide that the Board of Directors shall consist of seven or more directors. The Annual Shareholder Meeting for 2010 will include a vote to amend Section 1 of Article III of the Company's Bylaws to change the minimum number of directors on the Board of Directors, to a range of between five and nine, and to allow the Board of Directors to increase or decrease the number of directors above the minimum number of five (but within the range of five to nine).

The Nominating and Governance Committee recommended to the Board the following persons to be elected as directors of the Company for a term of one year in all cases until their successors are elected and qualified and subject to prior death, resignation, retirement, disqualification or removal from office. Following is information about each nominee, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led the Board to conclude that this person should serve as a director for the Company. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below.

Composition

The Board of Directors believes it is important that the Board be comprised of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be able to fulfill its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

The Nominating and Governance Committee identifies individuals qualified to become members of the Board and evaluates both existing members of the Board and candidates for service on the Board. The Committee then makes recommendations to the Board as to the slate of directors to be nominated for election at the annual shareholders' meeting.

When identifying and evaluating candidates for director, the Nominating and Governance Committee considers the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the Committee from time to time including qualifications reflecting the individual's integrity, business ethics, strength of character, judgment, experience, competence as a member of the Board, availability and independence. Although the Company has no formal policy regarding diversity, the Nominating and Governance Committee considers diversity in a broad sense when evaluating a director nominee, taking into account various factors including but not limited to differences of viewpoint, professional experience, education, skill, race, gender and national origin.

When considering whether directors and nominees have the requisite judgment, experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to fulfill its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company, the Nominating and Governance Committee and the Board of Directors focused primarily on the information discussed in each of the directors' individual biographies set forth below.

Andrew K. Borgstrom, 48,
is the President and Chief Executive Officer of the Company. Mr. Borgstrom joined the Company as President and Chief Executive Officer in December 2009. Prior to his appointment as CEO of the Company, Mr. Borgstrom was the Chief Executive Officer of RapiDemand Corp., a company that assists businesses in developing and implementing growth strategies through mergers and acquisitions, capital raises and strategic consultation, from 2004 until his appointment as President and Chief Executive Officer of the Company on December 14, 2009. Previously, Mr. Borgstrom served as the Chief Executive Officer of T-Systems, Inc., a technology services company, from 2001 to 2004. He has been a member of the Board of Directors since May of 2008, and prior to his appointment as President and Chief Executive Officer of the Company, Mr. Borgstrom served on the Board's Compensation Committee. Among other attributes, skills and qualifications, the Board believes that Mr. Borgstrom is uniquely qualified to serve as a director because of his strong background in executive leadership and IT services companies, believing that this experience would be valuable in management and other aspects of the Company.

Brigid A. Bonner, 49,
is the Senior Vice President of Ecommerce for the Home Service Division of The Schwan Food Company. She is responsible for driving growth by introducing complementary web strategies and a consumer centric, "360 degree" experience for millions of consumers serviced at home each week. Prior to joining The Schwan Food Company, Ms. Bonner served as principal of Bonner Consulting, a firm focused on strategic planning, alignment and business development. From 2003 to 2007, Ms. Bonner served in Senior Executive Positions for multiple divisions within UnitedHealth Group, including Senior Vice President, Strategy and Planning, for OptumHealth, and as Senior Vice President and Chief Information Officer of United Health Technologies. From 2000 to 2002 Ms. Bonner served as Chief Information Officer and Chief Marketing Officer at SimonDelivers.com, an online home grocery delivery company. Ms. Bonner has also previously held executive positions at Target Corporation and IBM. She has been a director since April, 2006, and is the Chair of the Nominating and Governance Committee and a member of the Audit Committee. Among other attributes, skills and qualifications, the Board believes that Ms. Bonner is uniquely qualified to serve as a director because of her many years of leadership experience in the information technology field, which is core to the services provided by the Company to its clients.

Krzysztof K. Burhardt, 67,
has over fifteen years of executive experience in the technology field. Since 2000, he has been a partner at Clotho & Associates, a firm specializing in the identification of technical and business ventures. Dr. Burhardt was Vice President Technology at Honeywell International and Honeywell Inc. from May 1998 to August 2000. Previously, he served as Vice President and Chief Technology Officer at Imation Corporation, a data storage products company, and Vice President, R&D at 3M, a worldwide diversified technology company. He has been a director since December 2002, served as Chair of the Board until December, 2009, and is a member of the Compensation and Nominating and Governance Committees. Among other attributes, skills and qualifications, the Board believes that Dr. Burhardt is uniquely qualified to serve as a director based on his strong background in the technology sector, since new technologies can be important factors in the success of the Company.

Joseph T. Dunsmore, 51,
is the Chairman and Chief Executive Officer of Digi International, Inc., a capacity in which he has served since 1999. Mr. Dunsmore also serves as a director with TreeHouse, a non-profit organization, and as a member the Executive Advisory Board of the College of Business Administration, University of Northern Iowa. Mr. Dunsmore has served on Analysts International Corporation's Board of Directors since January 2008 and is a member of the Compensation and Nominating and Governance Committees. Among other attributes, skills and qualifications, the Board believes that Mr. Dunsmore is uniquely qualified to serve as a director based on his successful experience in leading a public company for over ten years.

Galen G. Johnson, 63,
is the Corporate Vice President and Controller at Cargill, Inc., an international provider of food, agricultural and risk management products and services, a position he has held since 1998. Mr. Johnson previously served as Cargill's Vice President and Director of Worldwide Audit and Controller for Cargill's Salt Division. He has been a director since May of 2008 and chairs the Compensation Committee. He is also a member of the Audit Committee. Among other attributes, skills and qualifications, the Board believes that Mr. Johnson is uniquely qualified to serve as a director and as one of the Company's audit committee financial experts because of his significant experience, expertise and background with regard to accounting matters, including his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements.

Douglas C. Neve, 54,
was the Executive Vice President and Chief Financial Officer at Ceridian Corporation, a business services company focusing on human resource management and solutions and credit and debit card processing principally for the retail and transportation industries, from February 2005 to March 2007. Prior to Ceridian Corporation, Mr. Neve was a partner at the public accounting firm of Deloitte & Touche LLP from May 2002 to February 2005. He is also a director and Chair of the Audit Committee at Allete, Inc., a diversified public holding corporation. Mr. Neve has been a director since May of 2008, and in December 2009 he was appointed Chair of the Board of Directors. He is also the Chair of the Audit Committee, and previously served on the Board's Nominating and Governance Committee. Among other attributes, skills and qualifications, the Board believes that Mr. Neve is uniquely qualified to serve as a director, Chair of the Audit Committee and as one of the Company's audit committee financial experts because of his significant experience, expertise and background with regard to accounting matters, including his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements, particularly in providing audit-related services to clients in many diverse industries.

Robert E. Woods, 58,
is the principal of Robert E. Woods Professional Association, a law firm. He served as Senior Vice President, General Counsel and Secretary of the Company from January 1, 2008 through September 30, 2009, and was appointed to the Board of Directors on February 24, 2010. Previously, Mr. Woods served as general counsel to Born Information Services, Inc., an information technology services consulting firm (from 2001 through 2005) and Senior Vice President and General Counsel of InsWeb Corporation of Redwood City, California (from 1999 through 2001), He was a shareholder with Briggs and Morgan, P.A. from 1984 through 1999. Among other attributes, skills and qualifications, the Board believes that Mr. Woods is uniquely qualified to serve as a director because of his years of experience in representing technology clients and public companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

PROPOSAL NUMBER TWO

Approval of Amendments to the Company's Bylaws to Change the Minimum Number of Directors to a Range of Between Five and Nine, and to Allow the Board to Increase or Decrease the Number of Directors Above the Minimum Number of Five (But Within the Range of Five to Nine)

The Board of Directors requests that the shareholders approve amendments to the Company's Bylaws which would change the minimum number of directors to a range of between five and nine, and allow the Board of Directors to increase or decrease the number of directors within that range.

At present, the Company's Bylaws contain a provision which requires that the Board consist of seven or more directors (Article III, Section 1). The Bylaws further provide, in Article VI, that, among other things, the Board of Directors "shall not make or alter any By-Law fixing their . . . number, except the Board may make or alter any By-Law to increase their number."

The Board believes that requiring a minimum number of seven directors in all circumstances can limit the Board's flexibility and require it to engage in a search for new directors at inopportune times. For example, the termination of Mr. Baldwin's employment with the Company in December 2009 also terminated his service on the Board of Directors. As the Board then consisted of only six persons, the Board was confronted with the need to consider a bylaw requirement that it undertake a search for his replacement, whether or not that was in the best interests of the Company at that point in time.

In order to avoid future constraints such as this, and to enable the Board to act in a flexible manner as required by applicable circumstances, the Board requests that the shareholders approve amendments to the Company's Bylaws to change the minimum number of directors to a range of between five and nine, and to allow the Board to increase or decrease the number of directors above the minimum number of five (but within the range of five to nine). The full text of the proposed bylaw amendment is attached as Exhibit A.

Vote Required

Approval of the bylaw amendments set forth in Exhibit A requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting, where a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE BYLAW AMENDMENTS.

PROPOSAL NUMBER THREE

Ratification of Appointment of Independent Registered Public Accounting Firm

Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of the firm of Deloitte & Touche LLP to examine the accounts of the Company for the fiscal year ending January 1, 2011. Management believes that neither Deloitte & Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Deloitte & Touche LLP for the current year and the 2011 fiscal year is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting, where a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Independent Registered Public Accounting Firm's Fees

The following fees were billed by Deloitte & Touche LLP for fiscal years 2009 and 2008:

	FY 2009	FY 2008	% Services Pre-Approved
Audit Fees	$342,441	$542,102	100%
Audit-Related Fees	25,597	33,000	100%
Tax Fees	10,530	12,500	100%
All Other Fees	0	0	N/A

TOTAL	$378,568	$587,602

Audit Fees

Audit Fees are primarily for the annual audit of the Company's financial statements included in the Company's Report on Form 10-K, the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q, and include services that are normally provided by our accountants in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-Related Fees were primarily for services in connection with the annual audit of the Analysts International Savings and Investment Plan.

Tax Fees

Tax Fees paid include fees for services provided in connection with tax consulting and tax return review services.

All Other Fees

The Company paid no other fees to Deloitte & Touche.

Non-Audit Services

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP's independence and has determined that such services are compatible with maintaining Deloitte & Touche LLP's independence.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures in compliance with 17 C.F.R. 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Audit Committee may approve such audit and non-audit services. The charter for the Audit Committee requires that the Committee review and pre-approve all audit and non-audit services to be performed by the independent auditors. The charter also prohibits the purchase of the non-audit services provided contemporaneously with an audit of the Company. The Audit Committee pre-approved all audit and non-audit services in 2009.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership by Principal Shareholders

The table below sets forth certain information, as of April 5, 2010, as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock.(1)

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(2)	Percent of Class
Bank of America Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	425,360(3)	8.53%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	473,000(4)	9.49%
Leviticus Partners, L.P. 60 East 42nd Street, Suite 901 New York, NY 10165	423,090(5)	8.49%
Koosharem Corporation 3820 State Street Santa Barbara, CA 93105	263,754(6)	5.29%

(1)
As of February 25, 2010, before the Company's one-for-five reverse stock split became effective, there were 24,925,076 shares of the Company's common stock outstanding. Following the reverse stock split that took effect on February 26, 2010, there were 4,985,015 shares of the Company's common stock outstanding. The security ownership information set forth in the table above has been adjusted to reflect the reverse stock split that took effect on February 26, 2010.

(2)
Share ownership numbers have been adjusted to reflect the Company's one-for-five reverse stock split. The Schedules 13D and 13G/A referenced in notes 3-6 below were filed prior to the reverse stock split and, as such, refer to share ownership numbers on a pre-reverse split basis.

(3)
As reported in their Schedule 13G/A filed with the SEC on February 1, 2010: Bank of America Corporation has shared voting power with respect to 1,459,950 shares and shared dispositive power with respect to 2,126,800 shares; Bank of America, NA has shared voting power with respect to 1,414,150 shares and shared dispositive power with respect to 2,081,000 shares; Columbia Management Advisors, LLC has sole voting power with respect to 1,414,150 shares, sole dispositive power with respect to 2,069,800 shares and shared dispositive power with respect to 11,200 shares; and Merrill Lynch, Pierce, Fenner & Smith, Inc. has sole voting power and sole dispositive power with respect to 45,800 shares. See note 1 above regarding treatment of the Company's recent reverse stock split for purposes of the beneficial ownership table and accompanying notes.

(4)
As reported in its Schedule 13G/A filed with the SEC on February 10, 2010, Heartland Advisors, Inc. ("Heartland"), an investment advisor, and William J. Nasgovitz have shared voting and dispositive power over all of the shares. Mr. Nasgovitz disclaims beneficial ownership of such securities.

(5)
As reported in their Schedule 13G/A filed with the SEC on February 8, 2010, Leviticus Partners, L.P. ("Leviticus") has sole voting power and sole dispositive power with respect to 2,000,000 shares, AMH Equity, LLC ("AMH") has sole voting power and sole dispositive power with respect to 115,452 shares. AMH is the general partner of Leviticus. See note 1 above regarding treatment of the Company's recent reverse stock split for purposes of the beneficial ownership table and accompanying notes.

(6)
Koosharem Corporation, Sorenson Trust, D. Stephen Sorenson and Shannon P. Sorenson ("Koosharem," "Sorenson Trust," "Stephen Sorenson," and "Shannon Sorenson," respectively) have shared voting and dispositive power over the shares. As reported in their Schedule 13D filed with the SEC on February 1, 2008, Koosharem has shared voting power over 1,080,900 of the shares and shared dispositive power over 1,080,900 of the shares. Sorenson Trust, Stephen Sorenson and Shannon Sorenson each have shared voting power over 1,318,771 of the shares and shared dispositive power over 1,318,771 of the shares. See note 1 above regarding treatment of the Company's recent reverse stock split for purposes of the beneficial ownership table and accompanying notes.

Beneficial Ownership by Management

The table below sets forth certain information, as of April 5, 2010, regarding the beneficial ownership of the outstanding shares held by directors and director nominees, named executive officers in the Summary Compensation Table, and executive officers and directors as a group.(1)

Name	Common Shares(2)	Acquirable Within 60 Days(3)	Total Ownership	Percent of Class
James D. Anderson	2,500	12,500	15,000	*
Elmer N. Baldwin	6,526	75,000	81,526	1.64%*
Brigid A. Bonner	2,000	3,600	5,600	*
Andrew K. Borgstrom(4)	29,400	38,300	67,700	1.36%
Krzysztof K. Burhardt	5,000	9,200	14,200	*
Joseph T. Dunsmore	600	1,200	1,800	*
Eric J. Educate	0	10,000	10,000	*
Michael Gange	2,576	0	2,576	*
Galen G. Johnson	17,600	800	18,400	*
Douglas C. Neve	11,115	800	11,915	*
Michael W. Souders	0	0	0	*
Randy W. Strobel	5,000	30,500	35,500	*
Robert E. Woods	0	0	0	*
All Directors and Executive Officers as a group (13 persons)	82,317	181,900	264,217	5.30%

*
Less than one percent.

(1)
As of February 25, 2010, before the Company's one-for-five reverse stock split became effective, there were 24,925,076 shares of the Company's common stock outstanding. Following the reverse stock split that took effect on February 26, 2010, there were 4,985,015 shares of the Company's common stock outstanding. The security ownership information set forth in the table above has been adjusted to reflect the reverse stock split that took effect on February 26, 2010.

(2)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above.

(3)
This number represents shares that can be purchased by exercising stock options which were exercisable, or will become exercisable within 60 days of, the record date.

(4)
Mr. Borgstrom's total includes 4,000 shares owned by the Susan Borgstrom Trust, which is a trust for the benefit of Mr. Borgstrom's spouse.

EXECUTIVE COMPENSATION

Summary Compensation Table—Fiscal Years 2009 and 2008

The table below sets forth certain information regarding compensation earned by our Named Executive Officers during the last two fiscal years. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2009; executive officers who were serving at the end of fiscal year 2009, received total compensation in excess of $100,000 for fiscal 2009 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the "Most Highly Compensated Executive Officers"); and additional individuals who would have been included as the Most Highly Compensated Executive Officers but for the fact they were not serving at the end of fiscal year 2009.

(a)	(b)	(c)		(d)		(e)		(f)		(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		Non- Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compensation on Earnings(3) ($)	All Other Compen- sation ($)		Total ($)

Andrew K. Borgstrom(4)	2009	18,000	(5)	—		—		300,975	(6)	—	—	—		318,975
President and Chief	2008	—		—		—		—		—	—	—		—
Executive Officer
Elmer N. Baldwin(7)	2009	467,308	(8)	—		—		—		—	1,771	82,001	(9)	551,080
Former President and Chief Executive Officer	2008	450,000		—		—		—	(10)	—	301	92,148	(11)	542,449
Randy W. Strobel(12)	2009	259,615		—		—		—		—	484	39,490	(13)	299,589
Senior Vice President, Chief Financial Officer	2008	81,731		75,000	(14)	—		137,450	(15)	—	14	14,210	(16)	308,405
Eric J. Educate(17)	2009	185,096		—		—		69,220	(18)	—	122	29,516	(19)	283,954
Former Senior Vice President, Sales	2008	—		—		—		—		—	—	—		—
Michael W. Souders(20)	2009	188,077		—		—		—		—	819	180,031	(21)	368,927
Former Senior Vice President, Solutions	2008	269,231		4,115		—	(22)	72,478	(23)	—	93	65,048	(24)	410,965
Michael Gange(25)	2009	275,000									399	24,364	(26)	299,763
Former Vice President, Professional Services Eastern Region	2008	265,385		50,000		—		57,983	(27)	—	75	19,328	(28)	392,770

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for fiscal years 2009 and 2008 are included in footnote J to our audited financial statements for fiscal year 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010.

(2)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for fiscal years 2009 and 2008 are included in footnote J to our audited financial statements for fiscal year 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010. These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officer.

(3)
Earnings under the Company's nonqualified deferred compensation plan (referred to by the Company as the "Restated Special Executive Retirement Plan," hereinafter "Restated SERP" or the "Plan") attributable to above-market earnings are reported for each executive, as and if applicable. The interest rate for the Plan is determined by the Board of Directors on an annual basis. Above-market earnings are those earnings that exceeded 120% of the applicable federal long-term rate.

(4)
Mr. Borgstrom was appointed President and Chief Executive Officer effective December 17, 2009.

(5)
This is the amount paid to Mr. Borgstrom during fiscal year 2009 in his capacity of President and Chief Executive Officer. Mr. Borgstrom's employment agreement provides that he will receive base compensation of $390,000 per year and will be eligible to earn a discretionary annual cash incentive, which, in fiscal 2010, shall be not less than $100,000 provided the

  Company achieves profitability during at least two consecutive fiscal quarters in fiscal 2010. See the "Narrative Discussion of Executive Compensation" below for additional information. Prior to his appointment, he served on the Company's board of directors beginning in May, 2008, and continues to serve as a director for the Company.

(6)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As part of his employment agreement, on December 17, 2009, the Company granted Mr. Borgstrom an option to purchase 150,000 shares at an exercise price of $3.41 per share (on a post-split basis). One-quarter of that award (as to 37,500 shares) vested immediately and the remainder vest in additional increments of 37,500 shares on December 17 of each of the following three years. The options expire on December 17, 2014. (These figures are on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.)

(7)
Mr. Baldwin served as the Company's President and Chief Executive Officer from November 17, 2007 to December 14, 2009.

(8)
This is the actual amount paid to Mr. Baldwin during fiscal year 2009. It varies from his annual base compensation of $450,000 because there was one more pay period in fiscal year 2009 than in fiscal year 2008.

(9)
Mr. Baldwin's fiscal year 2009 compensation included $70,584 for deferred compensation accruals by the Company for the Restated SERP for Mr. Baldwin (plus the market interest earnings), $7,548 for medical expenses paid as provided in Mr. Baldwin's employment agreement, $1,498 for group term life insurance premiums, $2,020 for club dues and $350 for extended long-term disability coverage premiums (provided to all employees).

(10)
The amounts reported in this table for Mr. Baldwin in 2008 do not match the amounts reported in last year's proxy due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to restate the amounts for those years applying the new grant date fair value methodology.

(11)
Mr. Baldwin's fiscal year 2008 compensation included $71,172 for deferred compensation accruals by the Company for the Restated SERP for Mr. Baldwin (plus the market interest earnings), $10,381 for medical expenses paid as provided in Mr. Baldwin's employment agreement, $990 for group term life insurance premiums, $7,994 for club dues, $350 for extended long-term disability coverage premiums (provided to all employees) and $1,260 in additional gross-up payments.

(12)
Mr. Strobel commenced employment with the Company on August 25, 2008. His employment agreement dated August 25, 2008 provides that he will receive $250,000 per year in base compensation plus be eligible to receive additional incentive compensation. See the "Narrative Discussion of Executive Compensation" below for additional information.

(13)
Mr. Strobel's fiscal year 2009 compensation included $38,344 for deferred compensation accruals by the Company for the Restated SERP for Mr. Strobel (plus the market interest earnings), $726 for group term life insurance premiums and $420 for extended long-term disability coverage premiums (provided to all employees).

(14)
In accordance with the terms of his employment agreement, Mr. Strobel was paid a $75,000 signing bonus in September 2008.

(15)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As part of his employment agreement, on August 25, 2008, the Company granted Mr. Strobel an option to purchase 50,000 shares at an exercise price of $6.40 per share (on a post-split basis). One-quarter of that award (12,500) options) vested immediately and the remainder vest in additional increments of one-quarter of the award (12,500) on August 25 of each of the following three years. The options expire on August 25, 2018. (These figures are on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.)

(16)
Mr. Strobel's fiscal year 2008 compensation included $14,037 for deferred compensation accruals by the Company for the Restated SERP for Mr. Strobel (plus the market interest earnings), $51 for group term life insurance premiums and $123 for extended long-term disability coverage premiums (provided to all employees).

(17)
Mr. Educate was employed by the Company as Senior Vice President, Sales, from May 3, 2009 to March 1, 2010. His employment agreement dated May 3, 2009 provided that he was to receive $275,000 per year in base compensation plus be eligible to receive additional incentive compensation. See the "Narrative Discussion of Executive Compensation" below for additional information.

(18)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As part of his employment agreement, on June 2, 2009, the Company granted Mr. Educate an option to purchase 40,000 shares at an exercise price of $3.25 per share (on a post-split basis). One-quarter of that award (10,000) options) vested immediately and the remainder vest in additional increments of one-quarter of the award (10,000) on June 2 of each of the following three years. The options terminate three months after March 1, 2010 (the last date of Mr. Educate's employment with the Company) if not exercised before then. (These figures are on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.)

(19)
Mr. Educate's fiscal year 2009 compensation included $27,492 for deferred compensation accruals by the Company for the Restated SERP for Mr. Educate (plus the market interest earnings), $1,779 for group term life insurance premiums and $245 for extended long-term disability coverage premiums (provided to all employees).

(20)
Mr. Souders was employed by the Company as the Senior Vice President, Solutions, from July 1, 2008 to August 4, 2009. His employment agreement dated June 24, 2008 provided that he was to receive $300,000 per year in base compensation plus be eligible to receive additional incentive compensation. See the "Narrative Discussion of Executive Compensation"

  below for additional information. Mr. Souders was employed by the Company in other capacities prior to his employment agreement of June 24, 2008.

(21)
Mr. Souders' fiscal year 2009 compensation included $27,883 for deferred compensation accruals by the Company for the Restated SERP for Mr. Souders (plus the market interest earnings), $220 in club dues, $1,666 for group term life insurance premiums and $263 for extended long-term disability coverage premiums (provided to all employees). Mr. Souders also received compensation in the form of a lump sum severance payment on August 10, 2009 in the amount of $150,000.

(22)
Mr. Souders forfeited 2,368 shares (on a pre-split basis) of a stock award in fiscal year 2008 due to the Company not meeting performance-based objectives required for vesting.

(23)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As part of his employment agreement, on June 27, 2008, the Company granted Mr. Souders an option to purchase 25,000 shares at an exercise price of $6.75 per share (on a post-split basis). All of Mr. Souders' options terminated three months after August 5, 2009, the last date of his employment with the Company. (These figures are on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.) The amounts reported in this table for Mr. Souders in 2008 do not match the amounts reported in last year's proxy due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to restate the amounts for these years applying the new grant date fair value methodology.

(24)
Mr. Souders' fiscal year 2008 compensation included automobile-related expenses of $32,169. These expenses included a lump sum payment of $20,400 made for discontinuance of the automobile allowance when his new employment agreement became effective in July 2008. In addition, Mr. Souders' 2008 compensation included $30,159 for deferred compensation accruals by the Company for the Restated SERP for Mr. Souders (plus the market interest earnings), $851 in club dues, $1,518 for group term life insurance premiums and $350 for extended long-term disability coverage premiums (provided to all employees). Mr. Souders also received a bonus payment of $4,115 for fiscal year 2008.

(25)
Mr. Gange was employed by the Company as Vice President, Professional Services Eastern Region, from June 25, 2008 to December 4, 2009. His employee agreement dated June 25, 2008 provided that he was to receive $275,000 per year in base compensation plus be eligible to receive additional incentive compensation. See the "Narrative Discussion of Executive Compensation" below for additional information.

(26)
Mr. Gange's fiscal year 2009 compensation included $13,385 for deferred compensation accruals by the Company for the Restated SERP for Mr. Gange (plus the market interest earnings), and $403 for extended long-term disability coverage premiums (provided to all employees). Mr. Gange also received compensation of fiscal year 2009 in the form of a severance payment in the amount of $10,577.

(27)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As part of his employment agreement, on June 25, 2008, the Company granted Mr. Gange an option to purchase 20,000 shares at an exercise price of $6.75 per share (on a post-split basis). All of Mr. Gange's options terminated three months after December 4, 2009, the last date of his employment with the Company. (These figures are on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.) The amounts reported for 2008 do not match the amounts reported in last year's proxy due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to restate the amounts for these years applying the new grant date fair value methodology.

(28)
Mr. Gange's fiscal year 2008 compensation included $14,157 for deferred compensation accruals by the Company plus earnings not at above-market interest rates, $1,151 in club dues, a $3,600 auto allowance and $420 for extended long-term disability coverage premiums (provided to all employees). Mr. Gange also received a bonus payment of $50,000 in fiscal year 2008.

Narrative Disclosure of Executive Compensation and Additional Disclosures

The principal components of compensation for our executives are: (1) base salary; (2) performance-based cash incentive payments (sometimes referred to as "annual incentives"); (3) long-term incentive compensation; (4) non-qualified deferred compensation benefits; and (5) perquisites and other personal benefits. Information concerning the foregoing, the material terms of our named executive officers' employment agreements or arrangements and their fiscal years 2009 and 2008 compensation, a discussion of prior years compensation in some situations to give context to the disclosure provided, and the material terms of plans providing for payments of retirement benefits or payments in connection with resignation, retirement or other termination or change in control follows.

Employment Agreements/Arrangements—Named Executive Officers Currently Employed by the Company

The information provided below relates to Named Executive Officers who are currently employed by the Company.

Andrew K. Borgstrom

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Andrew K. Borgstrom is the Company's President and Chief Executive Officer. His employment agreement with the Company provides for an initial term from December 17, 2009 through March 31, 2011 with an option for the Company to extend the term for an additional year. Thereafter, the Employment Agreement will automatically renew for additional one-year periods unless either party provides notice of non-renewal 90 days prior to the expiration of the renewal period. The Employment Agreement provides that Mr. Borgstrom will receive base compensation of $390,000 per year and will be eligible to earn a discretionary annual cash incentive, which, in fiscal 2010, shall be not less than $100,000 provided the Company achieves profitability during at least two consecutive fiscal quarters in fiscal 2010. The Employment Agreement may be terminated by either the Company or Mr. Borgstrom on 90 days notice, with no severance payable.

  Stock Options

As part of his employment agreement, on December 17, 2009, the Company granted Mr. Borgstrom an option to purchase 750,000 shares of the Company's common stock at an exercise price of $0.6814 per share. (These figures are on a pre-split basis—after the one-for-five reverse stock split which occurred on February 26, 2010, Mr. Borgstrom holds 150,000 options at an exercise price of $3.4070 per share.) Due to Internal Revenue Code limits (IRC section 422(d)), 588,232 of Mr. Borgstrom's options (117,646 on a post-split basis) were treated as incentive stock options and the remainder (161,768 pre-split; 32,354 post-split) were treated an non-qualified stock options. The options, which were granted pursuant to the Company's 2009 Equity Incentive Plan, have a five-year term. One-fourth (25%) of the options vested on the date of grant (December 17, 2009) with the remainder vesting ratably on the first three anniversaries of the grant date. The entire option becomes fully vested on a change of control.

In January 2009 Mr. Borgstrom separately received option grants covering his service as a non-employee director during 2008 and 2009. The grant for his service as a director during 2008 was for 8,000 shares at an exercise price of $0.45 (1,600 shares at $2.25 post-split), and grant for his service as a director during 2009 was for 8,000 shares at an exercise price of $0.44 (1,600 shares at $2.20 post-split).

  Additional Benefits

Mr. Borgstrom's employment agreement provides for the reimbursement of the full cost for family health insurance coverage, including co-pays and deductible amounts for Mr. Borgstrom and family members who are covered by our health insurance plans. During fiscal year 2009, the Company did not reimburse Mr. Borgstrom for any medical expenses, co-pays or deductible amounts. Mr. Borgstrom's employment agreement also provides reimbursement for monthly rental of an apartment in or around Edina, Minnesota (not to exceed a monthly rental cost of $1,600) and either the payment of a lease on a car for Mr. Borgstrom (not to exceed monthly lease cost of $440) or reimbursement for Mr. Borgstrom's personal vehicle expenses (not to exceed $440 per month). The Company also provides in the employment agreement to reimburse Mr. Borgstrom for reasonable airfare for travel between Chicago and Minneapolis (not to exceed four round-trips a month). During fiscal year 2009 the Company did not reimburse Mr. Borgstrom for any additional expenses.

  Termination, Severance and Change of Control

    Termination for cause

The Company may terminate Mr. Borgstrom's employment for cause. In the event of a termination for cause, the Company shall pay Mr. Borgstrom his full accrued base salary though the date of termination at the rate in effect at the time of such termination, and the Company shall have no further obligations to Mr. Borgstrom, including payment of any form of severance. Any unpaid incentive compensation or performance bonus shall be forfeited if Mr. Borgstrom is terminated for cause.

    Termination without cause or by resignation for good reason

Mr. Borgstrom's employment agreement provides that either the Company or Mr. Borgstrom may terminate the agreement (and his employment) without cause with ninety (90) days advance written notice. The employment relationship between Mr. Borgstrom and the Company may also be terminated by mutual agreement of the parties. If the Company terminates Mr. Borgstrom's employment without cause, the Company may provide payments in lieu of the required 90 day notice and no severance is payable.

    Change of Control

Mr. Borgstrom's employment agreement with the Company does not contain any "change of control" provisions.

  All Other Compensation

As noted in the Summary Compensation Table above, the Company did not pay Mr. Borgstrom any additional compensation during fiscal year 2009.

Randy W. Strobel

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Randy W. Strobel is the Company's Senior Vice President and Chief Financial Officer. His employment agreement with us provides for an initial term from August 25, 2008 through December 31, 2010 and automatically renews at the end of the initial term for an additional one (1) year term, subject to nonrenewal requiring at least 90 days' notice by either party. The agreement provides for a minimum base salary of $250,000 annually.

Although Mr. Strobel's employment agreement further provides that he is eligible to earn incentive cash compensation between 0% and 70% of base salary contingent upon achievement of Company performance objectives set by the Compensation Committee and the CEO on an annual basis, he has not received any cash incentive compensation to date. Mr. Strobel's agreement also provides for long-term incentive compensation in the form of stock options or restricted shares as determined in the sole discretion of the Compensation Committee. No stock options or restricted shares were awarded to Mr. Strobel during fiscal year 2009.

  Stock Option Grant/Restricted Stock Award

Mr. Strobel's employment agreement provided that upon commencement of employment, he would be granted 250,000 options to purchase shares of the Company's common stock. On August 25, 2008 the Company granted Mr. Strobel those options at an exercise price of $1.28 per share. (These figures are on a pre-split basis—after the one-for-five reverse stock split which occurred on February 26, 2010, Mr. Strobel holds 50,000 options at an exercise price of $6.40 per share.) Twenty-five percent of the options (62,500 pre-split; 12,500 post-split) vested immediately, and the remainder vest in equal increments of 62,500 (pre-split; 12,500 post-split) on the anniversary date of the option grant in each of the three subsequent years. The options have a ten-year term and expire in 2018. The options remain exercisable for three months after termination of employment. In the event of a change of control, the options vest immediately and are fully exercisable.

  Deferred Compensation

Mr. Strobel is a participant in the Company's Restated SERP (nonqualified deferred compensation plan.). The amounts of $38,828 and $14,051, incurred by the Company in fiscal years 2009 and 2008, are included in the All Other Compensation column for Mr. Strobel's compensation in the Summary Compensation Table. Additionally, above-market interest earnings in the amounts of $484 and $14 were accrued by the Company in fiscal years 2009 and 2008, respectively, and are reported in the Nonqualified Deferred Compensation earnings column in the Summary Compensation Table.

  Termination, Severance and Change of Control

    Termination for cause

Under the terms of the employment agreement effective August 25, 2008, the Company may terminate Mr. Strobel's employment for cause by written notice indicating that an event of cause has occurred after which Mr. Strobel has fifteen (15) days to cure the event of cause to the reasonable satisfaction of the Chief Executive Officer. In the event of a termination for cause, the Company is not obligated to pay any form of severance or other compensation to Mr. Strobel. However, if the Company's CEO and Compensation Committee determine, in their sole discretion and in accordance with the performance objectives set forth in the Annual Management Incentive Plan, that Mr. Strobel should be paid incentive compensation for the portion of the fiscal year prior to any such termination for cause, Mr. Strobel shall be paid such amount within thirty (30) days after the Company's CEO and Compensation Committee make such determination.

    Termination without cause or by resignation for good reason

Mr. Strobel's employment agreement, effective August 25, 2008, contains certain severance provisions. The Company may terminate Mr. Strobel's employment without cause on thirty (30) days' notice, and Mr. Strobel may resign if he believes good reason to resign exists but must first give the Company written notice of the alleged good reason and an opportunity to cure within fifteen (15) days notice, if feasible. In either of the foregoing situations (unless the Company cures the circumstances giving rise to good reason to resign), after termination of employment, Mr. Strobel will continue to receive his base salary for a period of 12 months (providing he signs a release of all claims against the Company.) The Company will also reimburse Mr. Strobel for all medical insurance premium payments, made under COBRA, for a period of up to six (6) months following the date of resignation.

    Change of control

Mr. Strobel and the Company are parties to a Change of Control Agreement effective August 25, 2008, which provides that upon a change of control and subsequent termination without cause or resignation for good reason (as defined in the employment agreement), Mr. Strobel would receive a lump sum payment equal to one (1) times his base annual salary and reimbursement for up to six months of the premiums for continued medical insurance.

  All Other Compensation

Aside from amounts discussed in the Deferred Compensation and Additional Benefits sections for Mr. Strobel, all other compensation for fiscal year 2009 included $726 in group term life insurance premiums and $420 for extended long-term disability coverage premiums (provided to all employees). All other compensation paid to Mr. Strobel during fiscal year 2008 included $51 in group life insurance premiums and $123 for long-term disability premiums.

Severance Arrangements with Named Executive Officers Who Are No Longer Employed by the Company

The information below provides disclosures as to the severance and other post-employment arrangements with Named Executive Officers who are no longer employed by the Company.

Elmer N. Baldwin (former President and Chief Executive Officer)

Mr. Baldwin was the Company's President and Chief Executive Officer from November 1, 2007 through December 14, 2009. On December 14, 2009, the Board of Directors terminated his employment.

Mr. Baldwin's service as a director of the Company also terminated December 14, 2009 pursuant to the terms of his employment agreement.

On December 23, 2009, the Company entered into a Separation Agreement and Release of Claims with Mr. Baldwin (the "Baldwin Separation Agreement"). The Baldwin Separation Agreement provided, among other things, that the effective date of Mr. Baldwin's termination from the Company was December 14, 2009, with a corresponding employment contract termination date of January 13, 2010. The Baldwin Separation Agreement further provided that Mr. Baldwin would continue to receive his pay and benefits as an employee through January 13, 2010; and that as severance compensation the Company would continue to pay his regular base salary of $450,000 per annum for 12 months beginning January 13, 2010 and would reimburse his medical insurance premium payments under COBRA for a period of up to six months starting February, 2010. In accordance with the requirements of Minnesota law, the Baldwin Separation Agreement provided that Mr. Baldwin had the right to revoke the release of claims contained in the agreement within 15 calendar days after signing the agreement, and also provided a revocation period of seven days after signing the agreement under the federal Age Discrimination in Employment Act. The Separation Agreement included a release of all claims arising out of or relating to Mr. Baldwin's employment with the Company or the termination of that employment. The Baldwin Separation Agreement became effective in January 2010.

Eric J. Educate (former Senior Vice President, Sales)(1)

Mr. Educate was employed by the Company as Senior Vice President, Sales, from May 3, 2009 to March 1, 2010 pursuant to the terms of an Employment Agreement dated May 3, 2009. Mr. Educate resigned from his employment with the Company effective March 1, 2010, with his last day of work being February 10, 2010. In connection with his resignation, the Company and Mr. Educate entered into a Separation Agreement and Release of Claims (the "Educate Separation Agreement") which Mr. Educate signed on February 10, 2010. The Educate Separation Agreement terminated his employment agreement dated May 3, 2009 and provided that he was to receive a single lump sum payment in the amount of $100,000.00 (subject to normal withholdings), payable by check within five (5) business days following the expiration of the 15-day revocation period set forth in the agreement. The Educate Separation Agreement included a release of all claims arising out of or relating to his employment with the Company or the termination of that employment. The Educate Separation Agreement became effective in March 2010 and Mr. Educate received his severance payment on March 5, 2010.

Michael W. Souders (former Senior Vice President, Solutions)

Mr. Souders was employed by the Company as the Senior Vice President, Solutions, from July 1, 2008 to August 5, 2009. He was employed by the Company in other capacities prior to that time.

(1)
Although Mr. Educate is no longer employed by the Company, at the end of the last completed fiscal year (2009), he was one of our two most highly compensated executive officers other than the CEO.

Mr. Souders resigned from his employment with the Company effective August 4, 2009 in connection with the Company's sale to Netarx LLC of certain assets related to the Company's value-added reseller business and in that regard Mr. Souders and the Company entered into a Severance Agreement and Release of Claims (the "Souders Severance Agreement").

The Souders Severance Agreement provided, among other things, that Mr. Souders' employment with the Company terminated as of the close of business on August 5, 2009; that he would continue to receive his pay and benefits as an employee through that date; and that he would receive a single lump sum payment in the amount of $150,000.00 (subject to normal withholdings), payable by check within five (5) business days following the expiration of the revocation periods set forth in the agreement. The Souders Severance Agreement included a release of all claims arising out of or relating to Mr. Souders' employment with the Company or the termination of that employment. The Souders Severance Separation Agreement became effective in August 2009 and Mr. Souders received his severance payment on August 10, 2009. All of his stock options terminated three months after August 5, 2009, the last date of his employment with the Company.

Michael Gange (former Vice President, Professional Services Eastern Region)

Mr. Gange was employed by the Company as Vice President, Professional Services Eastern Region, from June 25, 2008 to December 4, 2009. He was employed by the Company in other capacities prior to that time.

In connection with the termination of Mr. Gange's employment, the Company and Mr. Gange entered into a Confidential Severance Agreement and Release of Claims (the "Gange Severance Agreement") which Mr. Gange signed on December 7, 2009. That agreement terminated his employment agreement dated June 25, 2008 and provided that he was to receive 52 weeks of severance pay at his current rate of regular compensation, subject to all required taxes and withholdings, commencing with the first regular payroll period following expiration of the revocation period provided in the agreement. The Gange Severance Agreement included a release of all claims arising out of or relating to Mr. Gange's employment with the Company or the termination of that employment, and became effective in December 2009. During fiscal year 2009 Mr. Gange received severance payments from the Company in the amount of $10,577.

Annual Cash (Non-Equity) Incentive Compensation

In May of 2008, the Compensation Committee engaged in a comprehensive review of the Company's executive compensation policies and structures, including reviewing an extensive report prepared by the Company's Human Resources Department with input from external sources of subject matter expertise, with the view, shared by the Board, that executive compensation arrangements should be structured to reflect rewards for achievement of goals that are consistent with the creation of shareholder value.

  Fiscal Year 2009

The Company did not achieve the targeted financial performance for fiscal year 2009 and accordingly, no incentive bonus was paid to the senior management team under the 2009 cash incentive plan.

  Fiscal Year 2008

The Company did not achieve the targeted financial performance for fiscal year 2008, and accordingly, no incentive bonus was paid to the senior management team under the 2008 cash incentive plan.

Equity Incentive Compensation

Under the Company's stock option plans, the Compensation Committee has made one-time stock option grants and/or restricted stock awards from time to time to named executives and other employees in connection with entering into an employment agreement, in recognition of individual contributions to our performance or due to our overall financial performance. These plans also allow the Company to continue to make one-time stock option grants to attract and maintain a talented management team for the benefit of our shareholders.

When making such grants, the Compensation Committee takes into account:

  /*/
  the employee's performance and contribution to our financial performance and operational objectives;

  /*/
  the number and value of shares awarded and options granted previously to the employee;

  /*/
  the number of shares available for grant under our plans;

  /*/
  the value of the shares underlying stock options and restricted stock awards; and

  /*/
  the overall net stock dilution created by the stock option grants and restricted stock awards.

Deferred Compensation Plan

The Company's deferred compensation plan (also referred to by the Company as the "Restated Special Executive Retirement Plan" or "Restated SERP," hereinafter the "Plan") is unfunded and provides that the Company shall credit amounts to participants' company contribution accounts at the rate of 15% or 5% of the participant's base salary. Participants also may contribute up to 50% of base compensation and up to 100% of bonus compensation payable to the participants during a plan year. Although the Plan is unfunded, the terms of the Plan provide that in the event of a change of control, the Company must, immediately prior to the effective date of the change of control, contribute sufficient funds to a trust to provide for payment of all benefits due to participants under the terms of the Plan.

Earnings on company and participant contributions are compounded annually, at a rate equal to the 10-year Treasury Bill rate in effect as of the January 1st of each year plus 1%, 2% or 3%, as determined by the Board of Directors and communicated to participants from time to time. Such interest adjustments continue until all amounts credited to the participants' company contribution and participant contribution accounts have been distributed according to the participant's distribution election and the terms of the Plan. In fiscal years 2009 and 2008, the rate used for calculating earnings was the 10-year Treasury Bill rate in effect on January 1 of the applicable year, plus 2%.

After termination of employment for any reason, participants are eligible to receive installment payments or lump-sum payments of the accrued value of their accounts depending on whether the participants' distribution election specifies a date for distribution or a lump sum distribution upon termination. If the Company determines that the participant is a "specified employee" as defined in Code Section 409A as of the date of the participant's separation from service, however, payment of the participant's account cannot be made or commence earlier than six months after the date of the participant's separation from service.

During fiscal year 2009, except for Mr. Borgstrom, each of the named executive officers was a participant in the Plan at a company contribution rate of 15% of base compensation. The amount of contribution and interest for each named executive officer participant appears in columns (h) and (i) of the Summary Compensation Table.

Tax and Accounting Implications

  Deductibility of Executive Compensation

Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Since corporate objectives may not always be consistent with the requirements for full deductibility, our Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under section 162(m). The Committee will consider deductibility of executive compensation, but deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. When it is feasible to do so, we will seek to maximize the deductibility for tax purposes of all elements of compensation under section 162(m) of the Internal Revenue Code. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent upon shareholder approval of the compensation arrangement.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards(1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew K. Borgstrom	—		1,600		—	$2.20	1/5/2019	—	—	—	—
	—		1,600		—	$2.25	1/6/2019	—	—	—	—
	37,500		112,500	(2)	—	$3.41	12/16/2014	—	—	—	—
Elmer N. Baldwin(3)	75,000	(4)	25,000	(5)	—	$8.25	11/1/2017	—	—	—	—
Randy W. Strobel	25,000		25,000	(6)	—	$6.40	8/25/2018	—	—	—	—
Eric J. Educate(7)	10,000	(8)	30,000	(9)	—	$3.25	6/2/2019	—	—	—	—

(1)
All figures in this table are presented on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.

(2)
Mr. Borgstrom's unvested stock options will vest annually in increments of 37,500 on December 17 2010, December 17, 2011 and December 17, 2012, with an exercise price of $3.41. The options expire on December 16, 2014.

(3)
Mr. Baldwin's employment with the Company terminated on December 14, 2009.

(4)
Mr. Baldwin's vested options had an exercise price of $8.25 per share and could have been exercised within three months after January 13, 2010 (his employment contract termination date). All of his vested options have terminated as none were exercised before that date.

(5)
Mr. Baldwin's remaining unvested stock options were to vest on November 1, 2010 (with an exercise price of $8.25) but they will not vest because his employment with the Company terminated on December 14, 2009.

(6)
Mr. Strobel's unvested stock options will vest annually in increments of 12,500 on August 25, 2010 and August 25, 2011 with an exercise price of $6.40. These options expire on August 25, 2018.

(7)
Mr. Educate's employment with the Company terminated on March 1, 2010.

(8)
Mr. Educate's vested options have an exercise price of $3.25 per share and can be exercised within three months after March 1, 2010 (the last date of Mr. Educate's employment with the Company). All of his vested options will terminate within three months after March 1, 2010 if not exercised before then.

(9)
Mr. Educate's unvested stock options will not vest because his employment with the Company terminated on March 1, 2010.

Director Compensation—2009 Fiscal Year

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(4)(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Nonqualified Deferred Compensation Earnings(7) ($)	All Other Compensation ($)	Total ($)
Brigid A. Bonner	$28,000	$440	$1,951	—	—	—	$30,391
Andrew K. Borgstrom(8)	$25,000	$890	$3,947	—	—	—	$29,837
Krzysztof K. Burhardt	$55,500	$880	$2,927	—	—	—	$59,307
Joseph T. Dunsmore	$29,000	$440	$1,951	—	—	—	$31,391
Galen G. Johnson	$30,500	$890	$3,947	—	—	—	$35,337
Douglas C. Neve	$36,500	$890	$3,947	—	—	—	$41,337

(1)
All figures in this table are presented on a post-split basis and reflect the one-for-five reverse stock split which occurred on February 26, 2010.

(2)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote J to our audited financial statements for the fiscal year ended January 2, 2010 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010.

(3)
In accordance with compensation policies previously established by the Board of Directors and for their service as directors during fiscal year 2009, on January 5, 2009 each director received an annual equity grant of 200 shares (as chair, Dr. Burhardt's annual equity grant for fiscal year 2009 was 400 shares). On January 6, 2009 and for their service as directors during 2008, the Company awarded 200 shares to each of the three directors who joined the Board during 2008 (directors Borgstrom, Johnson and Neve). The aggregate and cumulative number of outstanding stock awards at the end of fiscal year 2009 for each director (provided for service as a director) was as follows: Ms. Bonner—1,800; Mr. Borgstrom—400; Dr. Burhardt—4,800; Mr. Dunsmore—400; Mr. Johnson—400; and Mr. Neve—400. All awards are fully vested.

(4)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote J to our audited financial statements for the fiscal year ended January 2, 2010 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010.

(5)
In accordance with compensation policies previously established by the Board of Directors and for their service as directors during fiscal year 2009, on January 6, 2009 options to purchase 1,600 shares of the Company's common stock (as Chair, Dr. Burhardt's annual option grant for 2009 was 2,400 shares) were granted to all directors at an exercise price of $2.20. These options vest in increments of 25% annually over four years beginning January 5, 2010. On January 6, 2009 and for their service as directors during 2008, options to purchase 1,600 shares of the Company's common stock were granted to each of the three directors who joined the Board during 2008 (directors Borgstrom, Johnson and Neve) at an exercise price of $2.25. The aggregate and cumulative number of outstanding stock options at the end of fiscal year 2009 for each director (provided for service as a director) was as follows: Ms. Bonner—6,400; Mr. Borgstrom—3,200; Dr. Burhardt—12,800; Mr. Dunsmore—3,200; Mr. Johnson—3,200; and Mr. Neve—3,200.

(6)
We do not maintain a non-equity incentive plan for members of the Board of Directors.

(7)
We do not maintain defined benefit or pension plans for members of the Board of Directors.

(8)
Mr. Borgstrom received compensation for his services as a director until December 17, 2009 when he was appointed President and Chief Executive Officer of the Company. As an employee of the Company after that time, he is not compensated for his services as a director.

Narrative Disclosure of Director Compensation

Annual Retainers; Board Meeting Fees; Committee Meeting Fees

Non-employee directors receive an annual retainer of $20,000, payable quarterly, plus expenses, except that during fiscal year 2009 the Chair of the Board of Directors received a retainer of $55,500, paid quarterly, plus expenses. (Employee and related-person directors do not receive compensation for their services as directors.) Non-employee directors, including the Chair, also receive fees of $1,000 for each Board of Directors meeting attended. Committee chairs receive $1,500, and non-chair committee members receive $1,000, for each committee meeting attended.

Equity Compensation

A portion of our directors' annual compensation includes annual stock option grants and stock awards. On the first business day after the first of each calendar year, the Chair of the Board is granted an option to purchase 2,400 shares of our common stock (on a post-split basis) while the other non-employee directors are granted options to purchase 1,600 shares of our common stock (on a post-split basis). The exercise price of the options is the fair market value of our common stock at the close of trading on the date of grant. Each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the Plan), disability or death of a non-employee director, all options granted to such director under the 2004 Equity Incentive Plan (as amended May 25, 2006) are immediately exercisable. In addition, on the first business day of each calendar year, the Chair of the Board receives 400 shares of our common stock (on a post-split basis) and the other non-employee directors receive 250 shares of common stock (on a post-split basis) from the 2004 Equity Incentive Plan (as amended May 25, 2006).

Indemnification

Our Bylaws instruct us to indemnify our directors and officers to the fullest extent to which officers and directors may be indemnified under Minnesota corporate law.

Report of the Audit Committee

The role of the Audit Committee is to oversee the Company's financial reporting process. Management is responsible for the Company's financial statements and reporting process, including the Company's systems of internal controls. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. A copy of the Audit Committee Charter, which was revised and adopted by the Company's Board of Directors on November 4, 2009, further describes the role of the Audit Committee in overseeing the Company's financial reporting process. The Charter is available free of charge on the Company's Investor Relations page of its website.

In performing its functions, the Audit Committee reports that:

•
The Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting;

•
The Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report, management's representations regarding the financial statements and the Company's internal controls;

•
The Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU § 380), as modified, amended or supplemented;

•
The Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and discussed with them matters relating to their independence;

•
The Committee received information from management and the independent registered public accounting firm with respect to non-audit services provided by the Company's independent registered public accounting firm, and considered whether the provision of those services is compatible with maintaining the auditors' independence; and

•
The individual Committee members and the Committee as a whole comply with the independence requirements set forth in applicable regulations.

Based upon its reviews and discussions with the independent registered public accounting firm and management, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the Securities and Exchange Commission.

Douglas C. Neve, Chair
Galen Johnson
Brigid A. Bonner

Members of the Audit Committee

OTHER INFORMATION

Other Business

The three proposals that have been properly submitted for action by shareholders at the Annual Meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the Annual Meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2011 Shareholder Proposals

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Company by December 27, 2010, to be considered for inclusion in the Company's proxy statement and related proxy for the 2011 Annual Meeting.

Also, if a shareholder proposal intended to be presented at the 2011 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 12, 2011, then management named in the Company's proxy form for the 2011 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors, and executive officers, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dated during fiscal 2009. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended January 2, 2010, all Form 3, Form 4 and Form 5 filing requirements were met for fiscal year 2009.

ANNUAL REPORT/FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2010, including financial statements and a list of exhibits to such Form 10-K, accompanies this Notice of Annual Meeting and Proxy Statement.

The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-K free of charge. Requests for a copy of the Form 10-K and/or any exhibits(s) should be directed to the Secretary of Analysts International Corporation, 3601 West 76th Street, Edina, MN 55435. Your request must contain a representation that, as of April 5, 2010, you were a beneficial owner of shares entitled to vote at the 2010 Annual Meeting of Shareholders.

By the Order of the Board of Directors

Robert E. Woods Secretary

Whether or not you plan to attend the meeting, please fill in, date and sign the proxy exactly as your name appears thereon and mail it promptly in the envelope provided with the proxy card, or vote your shares over the Internet or telephone by following the instructions on the proxy card.

Exhibit A

AMENDMENT TO THE
BYLAWS OF
ANALYSTS INTERNATIONAL CORPORATION

In accordance with the provisions of Article VI of the Bylaws of Analysts International Corporation, as amended and restated December 13, 2002, Section 1 of Article III of said Bylaws shall be changed to read in its entirety as follows:

Section 1.    The business and property of the corporation shall be managed by the Board of Directors, consisting of not less than five, nor more than nine, members. The Board of Directors shall from time to time determine the minimum number of directors within the range of five to nine. The term of each director shall continue until the next regular meeting of the corporation or until a successor is elected and qualified.

All other provisions of the By-Laws shall remain in full force and effect and unchanged by this Amendment.

# # # # # # #

A-1

CORPORATE INFORMATION

Transfer Agent

  The Company's Transfer Agent is Wells Fargo Bank, National Association. You may contact Wells Fargo Shareowner ServicesSM as follows:

  Internet:

  Shareowner Online—www.shareowneronline.com

  24 hours a day, 7 days a week

  (From this site, you may also contact Wells Fargo Shareowner Services via email by clicking "Contact Us" on the bottom of the web page. The next page you will be routed to has a secured "email us" link)

  Telephone
  (800) 468-9716
  Use Wells Fargo Shareowner Services automated system 24 hours a day, 7 days a week. Or speak with a customer service representative from 7:00 a.m. to 7:00 p.m. Central Time, Monday through Friday.

  Mail
  Shareowner Services
  PO Box 64874
  St Paul, Minnesota 55164-0874

  Courier
  Shareowner Services
  161 North Concord Exchange
  South St Paul, MN 55075

Investor Relations

  Securities analysts and investors should contact Investor Relations by writing to the Company's headquarters or by calling (952) 835-5900.

Independent Registered Public Accounting Firm

  Deloitte & Touche LLP, 50 South Sixth Street, Suite 2800, Minneapolis, Minnesota 55402

Corporate Headquarters

  Our corporate headquarters are located at 3601 W. 76th St., Fifth Floor, Edina, Minnesota 55435.

Corporate Governance

  The Company maintains a website at www.analysts.com. Visitors to the Company website can view and print copies of the Company's SEC filings, including Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after the filings are made with the SEC. Copies of the Company's Code of Ethical Business Conduct and its Code of Ethics for Senior Financial Executives are available through the Company website. Alternatively, shareholders may obtain, without charge, copies of all of these documents, as well as additional copies of this report, by writing to Investor Relations at the Company's headquarters. Please note that the information contained on the Company's website is not incorporated by reference in, or considered to be a part of, this document.

LEADERSHIP INFORMATION

Independent Directors	Executive Officers
Ms. Brigid A. Bonner	Andrew K. Borgstrom, President and Chief Executive Officer
Dr. Krzysztof K. Burhardt	Randy W. Strobel, Senior Vice President, Chief Financial Officer
Mr. Joseph T. Dunsmore	James D. Anderson, Senior Vice President, East Region and Solutions
Mr. Galen G. Johnson	Brittany B. McKinney, Senior Vice President, Central Region
Mr. Douglas C. Neve	Christopher T. Cain, Senior Vice President, West Region

ANALYSTS INTERNATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2010

9:00 A.M., Central Time

ANALYSTS INTERNATIONAL CORPORATION

ATTN:  Investor Relations

3601 W. 76th Street, Fifth Floor

Edina, MN  55435

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2010.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Robert E. Woods and Douglas C. Neve, and each of them individually, with full power of substitution, to vote your shares on the matters shown on the reverse side at the Annual Meeting, and at all postponements and adjournments of such meeting.

See reverse for voting instructions.

XXXXXXXX

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

INTERNET [?]  www.                      .com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 1:00 a.m. Central Time on May 25, 2010.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instructions form.

PHONE [?] 1-800-      -

Use any touch-tone telephone to transmit your voting instructions until 1:00 a.m. Central.  Have your proxy card in hand when you call and then follow the instructions.

MAIL [?] Mark, sign and date your proxy card and return it in the postage-paid envelope we have

provided or return it to [                                                    ].

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommend a Vote FOR Items 1, 2 and 3.

1. Election of Directors — the Directors recommend a vote for the election of the nominees below.	☐	For	☐	Withhold

Andrew K. Borgstrom	☐	For	☐	Withhold

Brigid A. Bonner	☐	For	☐	Withhold

Krzysztof K. Burhardt	☐	For	☐	Withhold

Joseph T. Dunsmore	☐	For	☐	Withhold

Galen G. Johnson	☐	For	☐	Withhold

Douglas C. Neve	☐	For	☐	Withhold

Robert E. Woods	☐	For	☐	Withhold

2. To amend Section 1 of Article III of the Company’s By-Laws to change the minimum number of directors, to a range of between five and nine and allow the Board of Directors to increase or decrease the number of directors within that range.

	☐	For	☐	Against

3. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.